EXHIBIT 99.4

AntriaBio Completes Merger and Elects Board of Directors

Menlo Park, CA – February 5th, 2013 – AntriaBio Delaware, Inc. f/k/a AntriaBio, Inc. (“AntriaBio Delaware”), a biopharmaceutical company developing novel therapeutics for the diabetes market, is pleased to announce the closing of its planned and previously announced merger with AntriaBio, Inc. f/k/a Fits My Style Inc., a Nevada corporation. Following the merger, the company is now listed as AntriaBio, Inc. (“AntriaBio”), and trading on the OTC Bulletin Board and the OTCQB under the symbol “FMYY.”  In connection with the merger, AntriaBio appointed three new directors.

As part of the terms of the merger, AntriaBio Delaware’s stockholders received 35,284,000 newly issued shares of AntriaBio common stock, which constitutes approximately 88% of the issued and outstanding common stock of AntriaBio. Details of the share exchange transaction can be found in our Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the "SEC")  today.

Following the reverse merger, the directors of AntriaBio will include AntriaBio Delaware President and CEO Nevan Elam, AntriaBio Delaware Executive Chairman Steve R. Howe, Hoyoung Huh, M.D., Ph.D, and Nickolay V. Kukekov, Ph.D. Details on the appointments can be found on the Information Statement filed with the United States Securities and Exchange Commission on January 14, 2013.

Upon closing, the directors of AntriaBio now include AntriaBio Delaware President and CEO Nevan Elam, AntriaBio Delaware Executive Chairman Steve R. Howe, Hoyoung Huh, M.D., Ph.D, and Nickolay V. Kukekov, Ph.D. Details on the appointments can also be found in our Current Report on Form 8-K filed with the SEC today.

Upon closing of the Asset Purchas with PR Pharmaceuticals, Inc., AntriaBio’s lead product candidate is AB101.  AB101 is a once-a-week injectable basal insulin in preclinical development. AB101 is administered by subcutaneous injection and targets patients with Type 1 and Type 2 diabetes who require basal insulin for the control of hyperglycemia. The formulation has been designed to release insulin slowly and uniformly over a period of approximately one week.

About AntriaBio, Inc.

AntriaBio is a biopharmaceutical company focused on developing novel therapeutic products for the diabetes market. AntriaBio’s development strategy combines FDA-approved pharmaceutical agents with our proprietary delivery technology. AntriaBio’s lead product candidate is AB101, an injectable once-a-week basal insulin for Type 1 and Type 2 diabetes.

AntriaBio, Inc. | 890 Santa Cruz Avenue | Menlo Park, CA 94025 | 650-223-5441 | info@antriabio.com

For more information visit: www.antriabio.com

Contact

Jamie Spring
AntriaBio, Inc.
jspring@antriabio.com
info@antriabio.com

Safe Harbor

This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. | 890 Santa Cruz Avenue | Menlo Park, CA 94025 | 650-223-5441 | info@antriabio.com